Exhibit 10.2

Execution Version

TRANSACTION SUPPORT AGREEMENT

THIS TRANSACTION SUPPORT AGREEMENT (this “Agreement”) is entered into as of July 21, 2021 (the “Effective Date”), by and among OP Group Holdings, LLC, a Delaware limited liability company (the “Company”), MDH Acquisition Corp., a Delaware corporation (“MDH”), Olive Ventures Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Blocker (defined below) (“PubCo”), and MDIH Sponsor LLC, a Delaware limited liability company (“Sponsor”).

RECITALS

Reference is made to the Business Combination Agreement, dated as of the Effective Date (as amended or modified from time to time in accordance with the terms of such agreement, the “BCA”) by and among (i) MDH, (ii) PubCo, (iii) Milestone Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of PubCo (“Milestone Merger Sub”), (iv) MDH Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of PubCo (“MDH Merger Sub), (v) Paylink Holdings Inc., a Delaware corporation (“Blocker”), (vi) Normandy Holdco LLC, a Delaware limited liability company (“Blocker Owner”), (vii) CF OMS LLC, a Delaware limited liability company (“CF OMS”) and (viii) the Company. Capitalized terms used herein without definition shall have the respective meanings ascribed to such terms in the BCA.

As of the Effective Date, Sponsor is the record and beneficial owner of the number and type of shares of MDH Capital Stock set forth on Schedule I attached hereto (the “Existing Securities” and, together with any shares of MDH Capital Stock acquired by Sponsor after the Effective Date, including upon the exercise of warrants, options or rights, the conversion or exchange of any MDH Capital Stock or convertible or exchangeable securities or by means of purchase, dividend, distribution or otherwise, the “Subject Securities”).

As an inducement to the Company to enter into the BCA and to consummate the Transactions, the parties desire to agree to certain matters as set forth herein.

AGREEMENT

In consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound, the parties agree as follows:

1.                   Covenants of Sponsor. Until the termination of this Agreement in accordance with Section 2, Sponsor agrees as follows:

(a)                Approval of Transactions. Sponsor, in its capacity as a stockholder of MDH, consents to and approves and adopts the BCA and the Transactions contemplated thereby, including the Mergers.

(b)                Agreement to Vote. At any meeting of stockholders of MDH called for the approval of the MDH Stockholder Matters (as defined in the BCA), however called, or at any adjournment or postponement thereof, or in connection with any action or approval by written consent of the holders of MDH Capital Stock, or in any other circumstances in which Sponsor is entitled to vote, consent or give any other approval with respect to the MDH Stockholder Matters, Sponsor shall vote (or cause to be voted) the Subject Securities under Sponsor’s control (and, if so requested, shall promptly sign all written stockholder consents) (i) in favor of adoption and approval of the MDH Stockholder Matters, including the adoption of the BCA and the Transactions contemplated thereby; (ii) against approval of any proposal made in opposition to or competition with consummation of the Transactions; (iii) against any proposal that is intended to, or is reasonably likely to, result in the conditions to Sponsor’s, PubCo’s or MDH’s obligations under the BCA not being satisfied; and (iv) against any amendment of PubCo’s or MDH’s certificate of incorporation that is not requested or expressly approved by the Company. Notwithstanding the foregoing, nothing in this Section 1 shall restrict a party from terminating the BCA in accordance with Article XIII thereof.

(c)                Agreement to be Present. Sponsor shall be present, in person or by proxy, at all meetings of stockholders of MDH at which the matters referred to in Section 1(b) are to be voted upon so that all Subject Securities are counted for the purposes of determining the presence of a quorum at such meetings.

(d)                Acknowledgment of No Appraisal Rights. Sponsor irrevocably and unconditionally waives any rights of appraisal, any dissenters’ rights and any similar rights relating to the Mergers or any other transaction contemplated by the Merger Agreement (under Section 262 of the DGCL or otherwise).

(e)                No Redemption. Sponsor agrees not to redeem, or otherwise exercise any right to redeem, any Subject Securities in connection with the consummation of the Transactions or otherwise.

(f)                 Waiver of Anti-dilution Protection. In accordance with the MDH Certificate of Incorporation, Sponsor (i) waives, subject to, and conditioned upon, the occurrence of the Closing (for itself, its successors, assigns and, as the holder of a majority of MDH Class B Common Stock, with respect to all MDH Class B Common Stock, regardless of the owners thereof), to the fullest extent permitted by Law, and (ii) agrees not to assert or perfect, any rights to adjustment or other anti-dilution protections with respect to any of Sponsor’s Subject Securities and all MDH Class B Common Stock, in connection with the consummation of the Transactions.

(g)                Transfer Restrictions. Sponsor agrees not to sell, transfer, pledge, encumber, assign or otherwise dispose of (including by gift or by contribution or distribution) (collectively, “Transfer”) any of the Subject Securities, or enter into any contract, option or other arrangement or understanding (including any profit sharing arrangement) with respect to the Transfer of any of the Subject Securities, unless prior to making such Transfer, the transferee of the Subject Securities has agreed to be bound by the terms of this Agreement to the same extent as Sponsor with respect to the Subject Securities so transferred, in each case, other than as contemplated in the BCA or in any agreement entered into by Sponsor and the Company in connection with the Transaction after the Effective Date.

(h)                Representations and Warranties. Each of the parties hereto represents and warrants that (i) it has the power and authority, or capacity, as the case may be, to enter into this Agreement and to carry out its obligations hereunder, (ii) the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly and validly authorized by all corporate or limited liability company action on its part and (iii) this Agreement has been duly and validly executed and delivered by each of the parties hereto and constitutes, a legal, valid and binding obligation of each such party enforceable in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general equitable principles. Sponsor further represents and warrants to Company that the Existing Securities of Sponsor constitute all of MDH Capital Stock owned of record or beneficially by Sponsor as of the Effective Date. Sponsor has sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Section 1 and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Securities of Sponsor, and will have sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Section 1 and sole power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Subject Securities of Sponsor from the Effective Date through the Effective Time, in each case with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. Sponsor has good and valid title to the Existing Securities of Sponsor and at all times from the Effective Date through the Effective Time will have good and valid title to the Subject Securities of Sponsor, in each case, free and clear of all Liens, subject to applicable federal securities laws and the terms of this Agreement. Sponsor has the requisite authority to waive, individually and on behalf of other holders of MDH Class B Common Stock and MDH Warrants, the anti-dilution protection of such securities as set forth in Section 1(f). Intending to modify any applicable statute of limitations, the parties agree that the representations and warranties in this Agreement shall terminate effective as of the Closing and shall not survive the Closing for any purpose, and thereafter there shall be no liability on the part of, nor shall any claim be made by, any party or any of their respective Affiliates in respect thereof. Each of the parties (in each case, on behalf of itself and its Affiliates and each of their respective directors, managers, officers, general partners, equity holders and managing members) agrees that, from and after the Closing, under no circumstances will the Company, MDH, Sponsor or any other Person have any liability or responsibility for any losses, damages, liabilities, penalties, fines, costs or expenses of whatever kind or nature relating to or arising from any actual or alleged breach of any representation or warranty set forth in this Agreement.

(i)                 Further Assurances. From time to time and without additional consideration, Sponsor shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions as the Company may reasonably request for the purpose of carrying out and furthering the intent of this Agreement, in each case, solely at Sponsor’s expense.

(j)                 Acknowledgment. Sponsor acknowledges and agrees that Sponsor is entering into this Agreement in Sponsor’s own free will and not under any duress or undue influence and that Sponsor has had an opportunity to ask questions and receive answers concerning the terms and conditions of this Agreement and the BCA (including all exhibits thereto) as Sponsor has requested. Sponsor represents that Sponsor has reviewed a copy of the BCA (including all exhibits thereto) and is familiar with the Transactions.

2.                   Termination. This Agreement shall terminate, and no party shall have any rights or obligations hereunder, and this Agreement shall become null and void and have no further effect upon the earliest to occur of: (a) the termination of the BCA in accordance with its terms prior to the Closing; (b) the Effective Time; and (c) the effective date of a written agreement duly executed and delivered by the parties hereto terminating this Agreement.

3.                   General Provisions.

(a)                Amendment. This Agreement may not be amended except by an instrument signed by the parties hereto.

(b)                Notices. All notices, demands and other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given (i) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (ii) one Business Day following sending by reputable overnight express courier (charges prepaid) or (iii) three calendar days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 3(b), notices, demands and other communications shall be sent to the addresses indicated below.

if to MDH, to:

MDH Acquisition Corp.

600 North Caroll Avenue, Suite 100

Southlake, Texas 76092

Attention: Franklin McLarty

Email: franklin@mclartydiversified.com

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP

401 9th Street NW

Washington, D.C. 20004

Attention:	Christopher M. Zochowski

Bradley A. Noojin

Alain Dermarkar

Email:	Chris.Zochowski@Shearman.com
Bradley.Noojin@Shearman.com
Alain.Dermarkar@Shearman.com

if to the Sponsor, to:

c/o MDH Acquisition Corp.

600 North Caroll Avenue, Suite 100

Southlake, TX 76092

Attention: Franklin McLarty

Email: franklin@mclartydiversified.com

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP

401 9th Street NW

Washington, D.C. 20004

Attention:	Christopher M. Zochowski

Bradley A. Noojin

Alain Dermarkar

Email:	Chris.Zochowski@Shearman.com
Bradley.Noojin@Shearman.com
Alain.Dermarkar@Shearman.com

if to the Company or PubCo, to:

222 S. Riverside Plaza, Suite 950

Chicago, Illinois 60606

Attention: Rebecca Howard

Kevin Hovis

Email: RHoward@paylinkdirect.com

KHovis@paylinkdirect.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

2049 Century Park East, Suite 3700

Los Angeles, California 90067

Attention: Jonathan Benloulou, P.C.

Evan Roberts

Email: jonathan.benloulou@kirkland.com

evan.roberts@kirkland.com

(c)                Counterparts; Electronic Delivery. This Agreement and any other agreements, certificates, instruments and documents delivered pursuant to this Agreement may be executed and delivered in one or more counterparts and by email, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No Party shall raise the use of email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine or email as a defense to the formation or enforceability of a contract and each Party forever waives any such defense.

(d)                Interpretation. The headings and captions used herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Schedule attached hereto and not otherwise defined therein shall have the meanings set forth herein. The use of the word “including” herein shall mean “including without limitation.” The words “hereof,” “herein,” and “hereunder” and words of similar import, when used herein, shall refer to this Agreement as a whole and not to any particular provision hereof. References herein to a specific Section, Subsection, Recital or Schedule shall refer, respectively, to Sections, Subsections, Recitals or Schedules hereof. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. References herein to any gender shall include each other gender. The word “or” shall not be exclusive unless the context clearly requires the selection of one (but not more than one) of a number of items. References to “written” or “in writing” include in electronic form. Any reference to “days” shall mean calendar days unless Business Days are specified; provided that if any action is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter. References herein to any Law shall be deemed also to refer to such Law, as amended, and all rules and regulations promulgated thereunder. The word “extent” in the phrase “to the extent” (or similar phrases) shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(e)                Entire Agreement. This Agreement, the BCA and the Ancillary Agreements constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and are not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

(f)                 Severability. Whenever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision hereof or the application of any such provision to any Person or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable Law in any respect by any court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision, there shall be added automatically as a part hereof a legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

(g)                Assignment; No Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors, heirs, agents, representatives, trust beneficiaries, attorneys, affiliates and associates and all of their respective predecessors, successors, permitted assigns, heirs, executors and administrators. Nothing in this Agreement, express or implied, is intended to confer upon any party hereto, other than the parties hereto and their respective permitted successors, assigns, heirs and representatives, any rights or remedies under this Agreement or otherwise create any third party beneficiary hereto.

(h)                Governing Law; Waiver of Jury Trial; Jurisdiction. The Laws of the State of Delaware shall govern (i) all Proceedings, claims or matters related to or arising from this Agreement (including any tort or non-contractual claims) and (ii) any questions concerning the construction, interpretation, validity and enforceability of this Agreement, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS AGREEMENT. EACH OF THE PARTIES FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH SUCH PARTY’S LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES SUCH PARTY’S JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each of the parties hereto submits to the exclusive jurisdiction of first, the Chancery Court of the State of Delaware or if such court declines jurisdiction, then to the Federal District Court for the District of Delaware, in any Proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the Proceeding shall be heard and determined in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement in any other courts. Nothing in this Section 3(h), however, shall affect the right of any party hereto to serve legal process in any other manner permitted by Law or at equity. Each party hereto agrees that a final judgment in any Proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity.

(i)                 Specific Performance. Each party hereto agrees and acknowledges that it will be impossible to measure in money the damages that would be suffered if the parties hereto fail to comply with any of the obligations imposed on them by this Agreement and that, in the event of any such failure, an aggrieved party will be irreparably damaged and will not have an adequate remedy at Law. Any such Party shall, therefore, be entitled (in addition to any other remedy to which such Party may be entitled at Law or in equity) to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any Proceeding should be brought in equity to enforce any of the provisions of this Agreement, none of the Parties shall raise the defense that there is an adequate remedy at Law.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company, MDH, PubCo and Sponsor have caused this Transaction Support Agreement to be executed as of the Effective Date.

COMPANY:

OP GROUP HOLDINGS, LLC

By:	/s/ Rebecca Howard
Name: Rebecca Howard
Title: Chief Executive Officer

[Signature Page to Transaction Support Agreement]

MDH:

MDH ACQUISITION CORP.

By:	/s/ Beau Blair
Name: Beau Blair
Title: Chief Executive Officer

[Signature Page to Transaction Support Agreement]

PUBCO:

OLIVE VENTURES HOLDINGS, INC.

By:	/s/ Rebecca Howard
Name: Rebecca Howard
Title: Chief Executive Officer

[Signature Page to Transaction Support Agreement]

SPONSOR:

MDIH SPONSOR LLC

By: McLarty Diversified Intermediate Holdings LLC
Its: Managing Member

By:	/s/ Beau Blair
Name: Beau Blair
Title: Manager

[Signature Page to Transaction Support Agreement]

Schedule I

Existing Securities

Sponsor	Number of Shares of Class A Common Stock of MDH	Number of Shares of Class B Common Stock of MDH	Number of MDH Warrants
MDIH Sponsor LLC	0	6,900,000	6,550,000